EXHIBIT 31.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Anna M. Williams, Chief Financial Officer of Harken Energy Corporation, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Harken Energy Corporation;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this quarterly report.

Date: May 13, 2004	By:	/s/ ANNA M. WILLIAMS

Anna M. Williams Vice President –Finance and Chief Financial Officer